Exhibit 10.1

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

This Amendment No. 2 (this "Amendment") to the Asset Purchase Agreement, dated as of March 6, 2018, by and between Phoenixus AG f/k/a Vyera Pharmaceuticals AG and Turing Pharmaceuticals AG, a stock corporation organized under the laws of Switzerland ("Seller"), and Seelos Therapeutics, Inc., a Delaware corporation ("Buyer"), as amended by that certain Amendment to Asset Purchase Agreement, dated as of May 18, 2018, by and between Buyer and Seller (as amended, the "Purchase Agreement"), is made as of December 31, 2018, by and between Buyer and Seller. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Purchase Agreement.

RECITALS

WHEREAS, Section 10.10 of the Purchase Agreement provides that any amendment, modification or waiver of the Purchase Agreement shall only be valid if made in writing and signed by each of the Parties; and

WHEREAS, the Parties desire to enter into this Amendment and amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1    AMENDMENT TO SECTION 3.1. Section 3.1 of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

"(a) Within two (2) Business Days of execution of the Amendment to Asset Purchase Agreement dated as of May 18, 2018, by and between Buyer and Seller, Buyer shall pay to Seller a non-refundable amount in cash equal to $150,000 by wire transfer of immediately available funds. Further, within two (2) Business Days of the public announcement of the entry by Buyer into a definitive agreement regarding the proposed reverse merger (the "Merger") to be effected between Buyer and a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, Buyer shall pay to Seller a non-refundable amount in cash equal to $150,000 by wire transfer of immediately available funds.

(b) On or before the earlier to occur of: (i) the second Business Day following the closing of the Merger and (ii) January 31, 2019, Buyer shall pay to Seller a non-refundable amount in cash equal to $1,500,000, less $500,000 previously paid by Buyer to Seller pursuant to the "Exclusivity" provision of that certain TUR-002 Asset Purchase Summary of Terms and Conditions dated as of May 25, 2017 by and between the Parties, as amended (the "Cash Consideration") by wire transfer of immediately available funds; and

(c) At the Closing, Buyer shall issue to Seller 248,615 shares of common stock of Buyer ("Common Stock") (subject to adjustment for stock splits, stock dividends, recapitalizations and the like), which represents $4,000,000 in shares of Common Stock based on a fully-diluted pre-money valuation of Buyer of $65,000,000 (the "Closing Share Consideration")."

1.2    AMENDMENT TO SECTION 7.1. The first sentence of Section 7.1 of the Purchase Agreement shall be amended by deleting the reference to "September 18, 2018" and replacing it with "December 31, 2018".

1.3    AMENDMENT TO SECTION 7.2(a)(xii). Section 7.2(a)(xii) of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

"(xii) Reserved."

1.4    AMENDMENT TO SECTION 7.2(b)(iii). Section 7.2(b)(iii) of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

"(iii) Reserved."

1.5    AMENDMENT TO SECTION 7.2(b)(viii). Section 7.2(b)(viii) of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

"(viii) Reserved."

1.6    AMENDMENT TO SECTION 8.2. The third sentence of Section 8.2 of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

"If Buyer fails to pay the Cash Consideration by January 31, 2019 or if the Commercialization Condition is met and Buyer does not commence a Phase III clinical trial for the Product by the date that is 18 months after the Closing Date (which period shall be tolled and extended if such approval has been revoked, terminated or suspended as long as Buyer continues to use Commercially Reasonable Efforts to reinstate such approval), then Seller may elect (by notice to Buyer) to require Buyer to return all Assets and any related regulatory approvals, Confidential Information, data, studies, drug product, intellectual property including, without limitation, patents and patent applications (the "Reverted Assets") and Assumed Liabilities to Seller for no consideration other than the acceptance by Seller of the Assumed Liabilities."

ARTICLE 2
GENERAL PROVISIONS

2.1    FULL FORCE AND EFFECT. Except as expressly set forth herein, the Purchase Agreement remains unchanged and in full force and effect. This Amendment shall be deemed an amendment to the Purchase Agreement and shall become effective when executed and delivered by the Parties. Upon the effectiveness of this Amendment, all references in the Purchase Agreement to "the Agreement" or "this Agreement," as applicable, shall refer to the Purchase Agreement, as modified by this Amendment.

2.2    COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.3    GOVERNING LAW; FORUM. This Amendment and the relationship of the Parties shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York. Any disputes relating to the transactions contemplated by this Amendment shall be heard in the State and Federal courts located in the County of New York in the State of New York.

2.4    AMENDMENT. Any amendment, modification or waiver of this Amendment shall only be valid if made in writing and signed by each of the Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Amendment as of the date first written above.

SELLER:

PHOENIXUS AG

By: /s/ Lukas Daescher
      Name: Lukas Daescher

      Title: Country Head of Switzerland & Head of Legal Europe

BUYER:

SEELOS THERAPEUTICS, INC.

By: /s/ Raj Mehra, Ph.D.
      Name: Raj Mehra
      Title: CEO

Signature Page to Amendment to Asset Purchase Agreement